UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2008

WEGENER CORPORATION
(Exact name of registrant
as specified in its charter)

Delaware	0-11003	81-0371341
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

11350 Technology Parkway, Duluth, Georgia	30097
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 623-0096

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 27, 2008, Wegener Corporation (the “Company”) entered into an agreement (the “Agreement”) to sell selected patents and patent applications to EPAX Consulting Limited Liability Company for net proceeds of approximately $1,075,000, subject to customary closing conditions. The information regarding the Agreement and the patents and patent applications set forth in the Current Report on Form 8-K filed June 2, 2008 is hereby incorporated by reference into this Current Report on Form 8-K.

The Company completed the sale of the patents and patent applications pursuant to the Agreement on July 3, 2008. Net proceeds of $1,075,000 from this transaction were used to reduce the Company’s line of credit borrowings.

The Company issued a press release on July 10, 2008, announcing the completion of the sale of the patents and patent applications, a copy of which is attached hereto as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Press release dated July 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wegener Corporation

Date: July 10, 2008	By:	/s/ Robert A. Placek
Robert A. Placek
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated July 10, 2008.